UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

CRISPR THERAPEUTICS AG

(Name of Registrant as Specified in Its certificate of incorporation)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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CRISPR THERAPEUTICS AG

Baarerstrasse 14

6300 Zug

Switzerland

+41 (0) 41 561 32 77

ADDITIONAL INFORMATION REGARDING

THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS

To Be Held On June 11, 2020

On April 24, 2020, CRISPR Therapeutics AG, or the Company, filed a definitive proxy statement with the Securities and Exchange Commission regarding its annual general meeting of shareholders, or the 2020 Annual General Meeting, to be held on Thursday, June 11, 2020 at 8:00 a.m., Central European Summer Time (2:00 a.m. Eastern Daylight Time) at the offices of Walder Wyss Ltd., Seefeldstrasse 123, 8008 Zurich, Switzerland. The following information supplements and relates to the Notice of Invitation to 2020 Annual General Meeting of Shareholders and definitive proxy statement, or the Proxy Statement, that was subsequently mailed or made available to the Company’s shareholders in connection with the solicitation of proxies by the Company’s board of directors for use at the 2020 Annual General Meeting.

Except as specifically stated in this supplement, the information set forth in the Proxy Statement remains unchanged. We urge you to read this supplement carefully in its entirety together with the Proxy Statement. From and after the date of this supplement, all references to the “Proxy Statement” are to the Proxy Statement as supplemented by this supplement. This supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 14, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

May 15, 2020

Dear Shareholders:

On May 11, 2020, the Swiss Federal Council extended its Ordinance on Measures to Combat the Coronavirus (COVID-19), or the Ordinance, through June 30, 2020. As a result, the annual general meeting of shareholders to be held on June 11, 2020 at 8:00 a.m., or the 2020 Annual General Meeting, will be closed to shareholders in accordance with article 6b of the Ordinance. In-person attendance at the 2020 Annual General Meeting will be limited to the minimum number of necessary individuals to conduct the meeting under Swiss law.

Accordingly, the Company reiterates, shareholders of CRISPR Therapeutics AG, or the Company, as of the record date can exercise their voting rights exclusively by giving instructions to the independent proxy through the internet, telephone or sending the proxy card by mail, as further described in the Company’s proxy statement available at www.proxydocs.com/CRSP.

Questions, requests for information, proposals for motions, ad hoc proposals and statements made for the record by shareholders may only be submitted in writing or electronically in advance to the 2020 Annual General Meeting.

Sincerely,

James R. Kasinger

General Counsel

CRISPR Therapeutics	610 Main St. Cambridge, MA 02139	www.crisprtx.com